PROXY
                         MediaMax Technology Corporation

        This Proxy is Solicited by the Board of Directors for the Annual
              Meeting of Shareholders to be held on April 29, 2005

     The undersigned hereby appoints William H. Whitmore, Jr. and Albert A. Golusin or either of them, each with full power of substitution, attorneys and proxies of the undersigned to vote as designated below all shares of the Common Stock of MediaMax Technology Corporation (the "Company"), which the undersigned is entitled to vote at the annual meeting of shareholders to be held in the Grand Ballroom of the Crown Plaza Phoenix Airport, 4300 E. Washington St., Phoenix, AZ 85034 on Friday, April 29, 2005 at 1:00 pm, Arizona time, or at any adjournment thereof:

     (1) ELECTION OF DIRECTORS - The undersigned hereby directs said proxies to vote:

|_| FOR the election as directors of William H. Whitmore, Jr., Albert A. Golusin and Wade P. Carrigan for the respective terms set forth in the Proxy Statement.


|_|  WITHHOLD authority to vote for all nominees listed above.


|_| AGAINST the election (except as indicated below) as directors of William H. Whitmore, Jr., Albert A. Golusin and Wade P. Carrigan for the respective terms set forth in the Proxy Statement.

     Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:

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     (2) RATIFICATION OF APPOINTMENT OF SEMPLE & COOPER - To ratify the appointment of Semple & Cooper, LLP as independent registered public accountants to audit the Company's financial statements for the year 2005

  |_|      YES              |_|     ABSTAIN               |_|      NO

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE THREE NAMED DIRECTOR NOMINEES, AND THE PROXIES WILL VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     Receipt of the Company's Notice of Annual Meeting and Proxy Statement dated March 30, 2005 is acknowledged.

     NAME OF SHAREHOLDER                    PLEASE SIGN BELOW EXACTLY AS YOUR
                                            NAME APPEARS ON THE ATTACHED LABEL

                                            ------------------------------------


                                            By:_________________________________
                                                (Signature of Officer, Owner)

                                           Title:_______________________________

                                           Dated:_______________________________